As filed with the Securities and Exchange Commission on January 29, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANNOVIS BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8731 (Primary Standard Industrial Classification Code Number)	26-2540421 (I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

Attention:

(610) 727-3913

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maria Maccecchini, Ph.D.

President and Chief Executive Officer

Annovis Bio, Inc.

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(610) 727-3913

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kathleen M. Shay, Esq. Darrick M. Mix, Esq. Duane Morris LLP 30 South 17th Street Philadelphia, Pennsylvania 19103 (215) 979-1227	William N. Haddad, Esq. Carmen M. Fonda, Esq. Venable LLP Rockefeller Center 1270 Avenue of the Americas, 24th Floor New York, New York 10020 (917) 287-1580

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-232529

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value per share	$3,942,864	$511.78

(1)         Represents only the additional number of shares being registered and includes an additional 85,715 shares issuable upon the exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-232529), as amended (the “Registration Statement”).

(2)         The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)         The registrant previously registered 1,642,856 shares of its common stock for which the fee was $1,705.94 on the Registration Statement, which was declared effective by the Securities and Exchange Commission on January 28, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $3,942,864 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Annovis Bio, Inc., a Delaware corporation (“Annovis”), is filing this registration statement with the Securities and Exchange Commission (the “SEC”). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-232529) (the “Registration Statement”) filed by Annovis with the SEC on July 3, 2019, which was declared effective on January 28, 2020.

Annovis is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock, par value $0.0001 per share, offered by Annovis by 657,144 shares, 85,715 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The contents of the Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Duane Morris LLP regarding the legality of the securities being registered
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Duane Morris LLP (included in Exhibit 5.1.)
24.1	Power of Attorney. (Incorporated by reference to Exhibit 24.1 of the Form S-1 (Registration No. 333-232529) filed on July 3, 2019.)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania, on January 29, 2020.

ANNOVIS BIO, INC.
By:	/s/ MARIA MACCECCHINI

	Name:	Maria Maccecchini
	Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

	Signature	Title	Date
	/s/ MARIA MACCECCHINI	President and Chief Executive Officer (principal executive officer)	January 29, 2020
Maria Maccecchini

	/s/ JEFFREY MCGROARTY	Chief Financial Officer (principal financial and accounting officer)	January 29, 2020
Jeffrey McGroarty

	*	Chairman of the Board and Director	January 29, 2020
Michael Hoffman

*
	Claudine Bruck	Director	January 29, 2020

*
	Robert Whelan	Director	January 29, 2020

*
	Mark White	Director	January 29, 2020

*By:	/s/ MARIA MACCECCHINI
Maria Maccecchini
Attorney-in-Fact